As filed with the Securities and Exchange Commission on December 30, 1999

                    Registration No. 33-56369

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
              ____________________________________
                   JEFFERSON-PILOT CORPORATION
     (Exact name of registrant as specified in its charter)

         North Carolina               6311                56-0896180
        (State or other        (Primary Standard       (I.R.S. Employer
        jurisdiction of            Industrial       Identification Number)
        incorporation or      Classification Code
         organization)              Number)

                     100 North Greene Street
                Greensboro, North Carolina 27401
                         (336) 691-3691
(Name, Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)

                     JP TEAMSHARE PLAN AND
             GUARANTEE THRIFT SAVINGS PLAN AND TRUST
                      (Full Title of Plans)
               __________________________________

                         Robert A. Reed
     Vice President, Secretary and Associate General Counsel
                   Jefferson-Pilot Corporation
                     100 North Greene Street
                Greensboro, North Carolina  27401
                         (336) 691-3375
(Name, Address, Including Zip Code, and Telephone Number, Including
                Area Code, of Agent For Service)
              ____________________________________
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.



                        EXPLANATORY NOTE

    On December 30, 1999, Jefferson-Pilot Corporation ("Jefferson Pilot") acquired The Guarantee Life Companies Inc. ("Guarantee") and its subsidiaries including Guarantee Life Insurance Company ("Guarantee Life"). Guarantee Life's Thrift Savings Plan and Trust now includes common stock of Jefferson Pilot as one investment option, rather than the common stock of Guarantee. This Post-Effective Amendment No. 1 adds this plan as an additional plan covered by this Registration Statement.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.  Indemnification of Directors and Officers

    The information contained in Item 20 of the registrant's Form S-4 Registration Statement No. 333-56369 filed on November 24, 1999 is incorporated by reference.

Item 8.  Exhibits

    No exhibits are included as part of this Registration Statement.

     The undersigned registrant hereby undertakes that it will submit the JP TeamShare Plan and the Guarantee Thrift Savings Plan and Trust and any amendment to either to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify each plan.

                               -2-


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, state of North Carolina, on December 30, 1999.


                                        Jefferson-Pilot Corporation
                                             (Registrant)


                                        By /s/ Robert A. Reed
                                        (Robert A. Reed, Vice President
                                        and Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated, on December 30, 1999.

Signature                          Title


        *
David A. Stonecipher               Chairman of the Board,
                                   President and Chief Executive
                                   Officer
                                   (Principal Executive Officer), and
                                   a Director

        *
Dennis R. Glass                    Executive Vice President, Chief
                                   Financial Officer and Treasurer
                                   (Principal Financial Officer)

/s/ Reggie D. Adamson
Reggie D. Adamson                  Senior Vice President  -
                                   Finance (Principal Accounting
                                   Officer)

        *
Edwin B. Borden                    Director

        *
Dr. William H. Cunningham          Director

        *
Robert G. Greer                    Director


George W. Henderson, III           Director

        *
E.S. Melvin                        Director


Kenneth C. Mlekush                 Director

        *
William Porter Payne               Director



Patrick S. Pittard                 Director



Donald S. Russell, Jr.             Director



*  Pursuant to a Power of Attorney


By /s/ Robert A Reed
     Robert A. Reed, Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, each of the plans has duly caused this amendment to Registration Statement to be signed on its behalf by the respective undersigned, thereunto duly authorized, (a) in the city of Greensboro, and state of North Carolina, on December 30, 1999,


                                        JP TEAMSHARE PLAN
                                        by Jefferson-Pilot Corporation,
                                        Plan Administrator

                                        By /s/ Richard T. Stange
                                        Richard T. Stange, Senior Vice
                                        President


and (b) in the city of Omaha and state of Nebraska, on December 30, 1999.


                                        GUARANTEE THRIFT SAVINGS PLAN
                                        AND TRUST
                                        by Guarantee Life Insurance
                                        Company, Plan Administrator

                                        By /s/ Richard A. Spellman
                                        Richard A. Spellman, Senior Vice
                                        President